Exhibit 99.1

IFMI REPORTS FOURTH QUARTER & FULL YEAR 2016 FINANCIAL RESULTS

Fourth Quarter Operating Income of $2.5 million

Fourth Quarter Net Income of $0.4 million, or $0.02 per Diluted Share

Full Year Operating Income of $8.6 million

Full Year Net Income of $3.4 million, or $0.19 per Diluted Share

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, March 14, 2017 — Institutional Financial Markets, Inc. (NYSE MKT: IFMI), a financial services firm specializing in fixed income markets, today reported financial results for its fourth quarter and full year ended December 31, 2016.

•                  Operating income was $2.5 million for the three months ended December 31, 2016, compared to operating income of $2.7 million for the three months ended September 30, 2016, and operating loss of $3.0 million for the three months ended December 31, 2015. Operating income was $8.6 million for the year ended December 31, 2016, compared to operating loss of $1.7 million for the year ended December 31, 2015.

•                  Net income was $0.4 million, or $0.02 per diluted share, for the three months ended December 31, 2016, compared to net income of $1.5 million, or $0.09 per diluted share, for the three months ended September 30, 2016, and net loss of $3.8 million, or $0.19 per diluted share, for the three months ended December 31, 2015. Net income was $3.4 million, or $0.19 per diluted share, for the year ended December 31, 2016, compared to net loss of $5.7 million, or $0.28 per diluted share, for the year ended December 31, 2015.

•                  Revenue was $13.2 million for the three months ended December 31, 2016, compared to $14.1 million for the three months ended September 30, 2016, and $9.4 million for the three months ended December 31, 2015. Revenue was $55.3 million for the year ended December 31, 2016, compared to $46.2 million for the year ended December 31, 2015.

•                  Total operating expenses were $10.7 million for the quarter ended December 31, 2016, compared to $11.4 million for the quarter ended September 30, 2016, and $12.4 million for the quarter ended December 31, 2015. Total operating expenses were $46.8 million for the year ended December 31, 2016, compared to $47.8 million for the year ended December 31, 2015.

•                  Compensation as a percentage of revenue was 51% for the three months ended December 31, 2016, compared to 53% for the three months ended September 30, 2016, and 77% for the three months ended December 31, 2015. Compensation as a percentage of revenue was 56% for the year ended December 31, 2016, compared to 61% for the year ended December 31, 2015. The number of IFMI employees was 79 as of December 31, 2016, compared to 83 as of September 30, 2016, and 87 as of December 31, 2015.

•                  Non-compensation operating expenses, excluding depreciation and amortization, were $3.9 million for the three months ended December 31, 2016, compared to $3.9 million for the three months ended September 30, 2016, and $5.0 million for the three months ended December 31, 2015. Non-compensation operating expenses, excluding depreciation and amortization, were $15.3 million for the year ended December 31, 2016, compared to $19.1 million for the year ended December 31, 2015, representing a decrease of 20%.

Lester Brafman, Chief Executive Officer of IFMI, said, “IFMI’s strong performance in 2016, as well as our fourth consecutive quarter of profitability, were driven by the solid execution of our business strategy. In addition, we were pleased to recently announce a $15 million capital raise and are confident that this additional capital will allow us to pursue strategic opportunities we have identified in our capital markets and asset management segments. We remain committed to further enhancing stockholder value, and to that end we continue to drive returns through our quarterly dividend.”

March 2017 Capital Raise & Termination of European Transaction

As previously announced, IFMI, LLC issued to DGC Family Fintech Trust, in exchange for $15 million, a convertible senior secured promissory note (the “Note”), which accrues interest at a rate of 8% per year and which is convertible into units of membership interests of IFMI, LLC at a conversion price of $1.45 per unit, subject to customary anti-dilution adjustments. Unless the Note is earlier converted, the outstanding principal amount under the Note is due and payable on March 10, 2022, provided that IFMI may, in its sole discretion, extend the maturity date for an additional one-year period. DGC Family Fintech Trust was established by Daniel G. Cohen, the vice chairman of IFMI’s board of directors.

Additionally, as previously disclosed, C&Co Europe Acquisition LLC, an entity controlled by Mr. Cohen, provided notice to IFMI, LLC that it was terminating that certain Share Purchase Agreement dated August 19, 2014, as amended (the “Share Purchase Agreement”), pursuant to which C&Co Europe Acquisition LLC had intended to acquire the Company’s European operations.

Stock Repurchases

During the fourth quarter of 2016, IFMI repurchased 6,200 shares of its common stock through open market purchases under its previously announced Rule 10b5-1 agreement with Sandler O’Neill & Partners, L.P. for an aggregate purchase price of $6,540, which represented an average per share price of $1.05. During the year ended December 31, 2016, including previously announced privately negotiated transactions and open market purchases in the first quarter, IFMI repurchased a total of 1,914,680 shares of its common stock for an aggregate purchase price of $2.3 million, which represented an average per share price of $1.21. The Company’s Rule 10b5-1 agreement with Sandler O’Neill & Partners, L.P. expired by its terms on December 15, 2016.

Total Equity and Dividend Declaration

•                  At December 31, 2016, total equity was $46.8 million, compared to $46.2 million as of December 31, 2015.

•                  The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on April 11, 2017, to stockholders of record on March 28, 2017.

Conference Call

Management will hold a conference call this morning at 10:00 a.m. Eastern Time to discuss these results. The conference call will also be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s website at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 80481387, or request the IFMI earnings call.  A replay of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 80481387.

About IFMI

IFMI is a financial services company specializing in fixed income markets. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of capital markets and asset management services. IFMI’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through IFMI’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of December 31, 2016, IFMI managed approximately $3.7 billion in fixed income assets in a variety of asset classes including US trust preferred securities, European hybrid capital securities, and mortgage- and asset-backed securities. As of December 31, 2016, almost all of IFMI’s assets under management, or 93.8%, were in collateralized debt obligations that IFMI manages, which were all securitized prior to 2008. The Principal Investing segment has historically been comprised of investments in IFMI sponsored investment vehicles, but has changed to include investments in certain non-sponsored vehicles. For more information, please visit www.IFMI.com.

Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,”  “ might,”  “will,”  “should,” “expect,” “plan,”  “anticipate,”  “believe,”  “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, including on our CLO investments, (k) the possibility that payments to the Company of subordinated management fees from its European CLO will be deferred or discontinued, and (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter.  Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods.  As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Revenues
Net trading	$7,132	$10,486	$8,680	$39,105	$31,026
Asset management	2,932	1,781	2,792	8,594	9,682
New issue and advisory	806	811	1,102	2,982	5,370
Principal transactions	931	536	(1,802)	1,652	(1,462)
Other revenue	1,357	476	(1,388)	3,015	1,540
Total revenues	13,158	14,090	9,384	55,348	46,156
Operating expenses
Compensation and benefits	6,740	7,464	7,245	31,132	28,028
Business development, occupancy, equipment	562	718	845	2,595	3,388
Subscriptions, clearing, and execution	1,723	1,678	2,032	6,425	7,164
Professional services and other operating	1,601	1,513	2,151	6,319	8,504
Depreciation and amortization	71	66	122	291	733
Total operating expenses	10,697	11,439	12,395	46,762	47,817
Operating income (loss)	2,461	2,651	(3,011)	8,586	(1,661)
Non-operating income (expense)
Interest expense, net	(1,762)	(991)	(971)	(4,735)	(3,922)
Income (loss) before income taxes	699	1,660	(3,982)	3,851	(5,583)
Income tax expense (benefit)	265	130	(182)	422	85
Net income (loss)	434	1,530	(3,800)	3,429	(5,668)
Less: Net income (loss) attributable to the noncontrolling interest	237	489	(1,157)	1,162	(1,589)
Net income (loss) attributable to IFMI	$197	$1,041	$(2,643)	$2,267	$(4,079)

Earnings per share

Basic
Net income (loss) attributable to IFMI	$197	$1,041	$(2,643)	$2,267	$(4,079)
Basic shares outstanding	11,783	11,807	13,555	12,192	14,791
Net income (loss) attributable to IFMI per share	$0.02	$0.09	$(0.19)	$0.19	$(0.28)

Fully Diluted
Net income (loss) attributable to IFMI	$197	$1,041	$(2,643)	$2,267	$(4,079)
Net income (loss) attributable to the noncontrolling interest	237	489	(1,157)	1,162	(1,589)
Adjustment (1)	(148)	(23)	120	(167)	103
Enterprise net income (loss)	$286	$1,507	$(3,680)	$3,262	$(5,565)

Basic shares outstanding	11,783	11,807	13,555	12,192	14,791
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,324	5,324	5,324	5,324	5,324
Additional dilutive shares	182	130	—	114	—
Fully diluted shares outstanding	17,289	17,261	18,879	17,630	20,115
Fully diluted net income (loss) per share	$0.02	$0.09	$(0.19)	$0.19	$(0.28)

(1) An adjustment is included for the following reasons: (a) if the non-controlling interest membership units had been converted at the beginning of the period, the Company would have incurred a higher income tax expense or realized a higher income tax benefit, as applicable; and (b) to adjust the non-controlling interest amount to be consistent with the weighted average share calculation.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016
	(unaudited)	December 31, 2015
Assets
Cash and cash equivalents	$15,216	$14,115
Receivables from brokers, dealers, and clearing agencies	81,178	39,812
Due from related parties	57	77
Other receivables	5,225	4,079
Investments - trading	157,178	94,741
Other investments, at fair value	8,303	14,880
Receivables under resale agreements	281,821	128,011
Goodwill	7,992	7,992
Other assets	4,301	4,708
Total assets	$561,271	$308,415

Liabilities
Payables to brokers, dealer, and clearing agencies	$85,761	$55,779
Due to related parties	50	50
Accounts payable and other liabilities	9,618	3,362
Accrued compensation	4,795	3,612
Trading securities sold, not yet purchased	85,183	39,184
Securities sold under agreements to repurchase	295,445	127,913
Deferred income taxes	4,134	3,804
Debt	29,523	28,535
Total liabilities	514,509	262,239

Equity
Voting nonconvertible preferred stock	5	5
Common stock	12	13
Additional paid-in capital	69,415	71,570
Accumulated other comprehensive loss	(1,074)	(939)
Accumulated deficit	(29,576)	(30,889)
Total stockholders’ equity	38,782	39,760
Noncontrolling interest	7,980	6,416
Total equity	46,762	46,176
Total liabilities and equity	$561,271	$308,415

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	James Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com
215-701-8952
investorrelations@ifmi.com